SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549
                      ___________________________
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                     ____________________________

                         CONGOLEUM CORPORATION
        (Exact name of Registrant as specified in Its Charter)

                               Delaware
    (State or other jurisdiction of incorporation or organization)

                              02-0398678
                   (IRS Employer Identification No.)

   3705 Quakerbridge Road
   P.O. Box 3127
   Mercerville, NJ                                 08619-0127
   (Address of Principal                           (Zip Code)
   Executive Offices)

                         CONGOLEUM CORPORATION
                        1995 STOCK OPTION PLAN
                       (Full Title of the Plan)

                            Roger S. Marcus
     Chairman of the Board, President and Chief Executive Officer
                         Congoleum Corporation
                        3705 Quakerbridge Road
                             P.O. Box 3127
                  Mercerville, New Jersey 08619-0127
                (Name and Address of Agent for Service)

                            (609) 584-3000
     (Telephone Number, including Area Code, of Agent for Service)
                     ____________________________

                    CALCULATION OF REGISTRATION FEE
===================================================================
                             Proposed     Proposed
Title of                     Maximum      Maximum
Securities                   Offering     Aggregate    Amount of
to be        Amount to be    Price Per    Offering     Registration
Registered   Registered(1)   Share (2)    Price (2)    Fee
Class A
Common Stock,
par value      250,000        $11.6875     $2,921,875   $885.42
$.01 per
share
===================================================================

(1) Plus such additional shares of Class A Common Stock as may be issuable pursuant to adjustments, as provided in the Congoleum Corporation 1995 Stock Option Plan, for stock dividends, splits, combinations or other changes or recapitalizations or similar transactions.

(2) Estimated pursuant to Rule 457 (c) and (h) under the Securities Act of 1933 solely for the purpose of determining the registration fee and is based on the average of the reported high and low prices on the New York Stock Exchange on August 26, 1997.

                      Index to Exhibits at Page 5

     The contents of the Registration Statement on Form S-8 (File
No. 33-97220) previously filed by Congoleum Corporation are incorporated by reference in this Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mercerville, State of New Jersey, on this 29th day of August, 1997.

                                   CONGOLEUM CORPORATION


                                   By:  /s/ Howard N. Feist
                                      ---------------------
                                      Howard N. Feist
                                      Sr. Vice President -Finance
                                      (Principal Financial and
                                        Accounting Officer)


                        POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Roger S. Marcus and Howard N. Feist such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                    Title                       Date
     ---------                    -----                       ----
/s/ Roger S. Marcus        Chairman of the Board,         August 29, 1997
-------------------        President, Chief Executive
  Roger S. Marcus          Officer and Director
                           (Principal Executive Officer)

/s/ Howard N. Feist        Senior Vice President -        August 29, 1997
-------------------        Finance (Principal Financial
  Howard N. Feist          and Accounting Officer)

/s/ Cyril C. Baldwin, Jr.  Director                       August 29, 1997
-------------------------
  Cyril C. Baldwin, Jr.

/s/ David N. Hurwitz       Director                       August 29, 1997
--------------------
  David N. Hurwitz

/s/ John N. Irwin III      Director                       August 29, 1997
---------------------
  John N. Irwin III

/s/ Mark N. Kaplan         Director                       August 29, 1997
------------------
  Mark N. Kaplan

/s/ Richard G. Marcus      Director                       August 29, 1997
---------------------
  Richard G. Marcus

/s/ William M. Marcus      Director                       August 29, 1997
---------------------
  William M. Marcus

                           Director                       August 29, 1997
----------------------
 C. Barnwell Straut

                          EXHIBIT INDEX




Exhibit No.
-----------
 5     Legal Opinion of Patterson, Belknap, Webb & Tyler
       LLP, counsel to the Registrant, regarding the legality of the Class A Common Stock being registered hereby

23.1   Consent of Ernst & Young LLP

23.2   Consent of Coopers & Lybrand L.L.P

23.3   Consent of Patterson, Belknap, Webb & Tyler LLP
       (contained in Exhibit 5)

24 Power of Attorney (included in the signature page to this Registration Statement)

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